SP FUNDS TRUST N-1A/A

Exhibit 99.(p)(3)

TIDAL INVESTMENTS LLC

CODE OF ETHICS

August 24, 2023

234 West Florida Street, Suite 203, Milwaukee, WI 53204 | (844) 986-7700

This Compliance Manual and Code of Ethics (“Manual”) is the property of Tidal Investments LLC (referred to herein as the “Company” or “Firm”) and must be returned to the Company if your employment or association with the Company is terminated for any reason. The contents of this Manual are confidential and should not be revealed to third parties.

i

I.          CODE OF ETHICS

A.     Introduction

1. Purpose

This section of Tidal Investments LLC (the “Company” or “Firm”) Compliance Manual and Code of Ethics (the “Manual”) has been adopted to provide an overview of policies and procedures applicable to the Company’s Code of Ethics (the “Code of Ethics” or “Code”) in an effort to maintain a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable laws, including state and federal securities laws and regulations. Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) requires investment advisors to registered investment companies to adopt a written Code of Ethics and to report any material compliance violations. Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (together, the 1940 Act and the Advisers Act, the “Rules”), require the Company to adopt a code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice or course of business prohibited by the Rules.

Currently, the Company’s clients include investment companies registered under the 1940 Act (each, an “Exchange Traded Fund,” and collectively, the “Exchange Traded Funds”). The Exchange Traded Funds are each a series of one of several ETF series trusts, including the Tidal ETF Trust, (each, a “Trust,” and collectively, the “Trusts”)). Each Trust is an open-end management investment company consisting of multiple series, including the Funds. Each specific Statement of Additional Information (“SAI”) relates to each applicable Fund. Each Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations adopted thereunder, as amended, the “1940 Act”), as an open-end management investment company and the offering of the Funds’ shares (“Shares”) is registered under the Securities Act of 1933, as amended (the “Securities Act”). Each Trust is governed by its Board of Trustees (the “Board”). The investment objective of each Fund is as stated in the Prospectus under “Investment Objective.”

In addition to the Exchange Traded Funds, the Company’s clients include the ATAC Rotation Fund, an open-end mutual fund which is part of the MPS Trust and is subject to the MPS Trust Policies and Procedures.

The Company also acts as Adviser or Sub-Adviser to individual, high net worth individuals and institutional investors through separately managed accounts (the “Separate Accounts”). The Exchange Traded Funds, the ATAC Rotation Fund, and the Separate Accounts are each a “Client” and collectively, “Clients”)1 This Code is predicated on the principle that the Company, in its capacity as an investment adviser, owes a fiduciary duty to all of its clients. Every fiduciary has the duty and responsibility to act in the utmost good faith and in the best interests of the Client and to always place the Client’s interests first and foremost. Accordingly, the Company’s principles, partners, members, directors, officers, managers, and other personnel of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers (each, an “Employee”) must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients.

“Access Person” means (i) all management personnel (officers, directors and partners) of the Company, and (ii) any other Employee of the Company who has access to information regarding the purchase or sale of securities by the Company or the portfolio holdings of any of its clients, or who is involved in making recommendations with respect to purchases or sales of securities.

In addition, this Code of Ethics has been adopted to ensure that Employees who have knowledge of the portfolio transactions will not be able to act thereon to the disadvantage of the Company or its Clients. Furthermore, the Rules prohibit fraudulent activities by affiliated persons of a registered investment adviser to a client, such as the Company. Specifically, it is unlawful for any of these persons to: (i) employ any device, scheme or artifice to defraud a Client; (ii) make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or (iv) to engage in any manipulative practice with respect to a Client.

It is the responsibility of each Employee to understand the various laws applicable to them, and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients.

1 As an SEC-registered investment adviser, the Company owes a fiduciary duty to all of its Clients. In 2006, the decision by the Court of Appeals for the D.C. Circuit in Goldstein v. SEC, 451 F.3d 873 (D.C. Cir. June 23, 2006), with respect to private funds/investment companies, clarified that the “client” of an investment adviser to a private fund/investment companies is the fund itself and not an investor in the fund. For purposes of this Manual, the terms “Exchange Traded Fund” or “Separate Account” refer to the advisory clients of the Company.

The Code does not address every possible situation that may arise; however, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code of Ethics to the attention of the Chief Compliance Officer (the “CCO”). Any questions regarding the Company’s Code of Ethics should be referred to the CCO. The CCO is responsible for ensuring that the policies and procedures within this Code of Ethics are strictly adhered to, and that each Employee of the Company attests to such policies and procedures annually.

To facilitate compliance reporting, documentation and testing, the Company hosts an online compliance reporting tool, ComplySci (the “Compliance Portal”). The Compliance Portal’s user-friendly features allow an efficient online administration of the compliance program tailored to the Company’s specific needs. For a full description of the Compliance Portal and how it is utilized, please see attached to this Manual Appendix VII. All Employees are required to maintain an account and make all disclosures via the Compliance Portal.

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS CODE CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH THE COMPANIES’ POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES OR SUSPENSION OR TERMINATION OF EMPLOYMENT.

2.     Administration of Code

In order to meet the requirements of the Rules, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly, and annual basis (the “Reports”). The CCO shall be responsible for all aspects of administering, and all interpretive issues arising under, this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the CCO.

3.     Reporting of Violations

It is the policy of the Company that any violation or suspected violation of applicable laws or of this Manual shall be immediately reported to the CCO. An Employee must not conduct individual investigations, unless authorized to do so by the CCO. If an Employee who in good faith raises an issue regarding a possible violation of law, regulation, or Company policy or any suspected illegal or unethical behavior, the Company will strive to keep confidential the identity of any such Employee. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, the Company will not permit retribution, harassment, or intimidation of any Employee who in good faith makes any such report. To aid reporting, the Company has adopted the Compliance Concern Reporting and Certification Form, which is included as Exhibit B of this Manual and can be accessed via the Compliance Portal. All compliance concerns will be addressed within twenty-four (24) hours by the CCO. If the CCO determines that a violation of law has occurred or is likely, the Company will conduct an internal investigation which it will attempt to complete within 60-90 days following the report by such Employee. Possible Employee sanctions include, without limitation, letters of censure, suspension, termination of employment or such other course of action as may be appropriate under the circumstances.

The CCO will maintain a record of all breaches of the policies detailed in this Code, as well as the findings of any internal investigations conducted. No less frequently than quarterly, the CCO shall prepare a written report describing any issues arising under the Code or procedures, including, but not limited to, information about any violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the respective Trust CCO for review by the respective Trust Board. In addition, the CCO shall certify to the respective Trust Board as required that the Company has adopted procedures reasonably administered to prevent its Access Persons from violating the Code.

4.     Whistleblower Protection

For the avoidance of doubt, nothing in this Code is designed to prevent or impede an Employee from acting in accordance with applicable federal or state whistleblower statutes, including but not limited to Section 21F(h)(1) of the Exchange Act and Rules 21F-2 and 21F-17 thereunder. Furthermore, it is the Company’s policy that no Employee who submits a complaint made in good faith or reports a violation to a regulatory or law enforcement authority will experience retaliation or any penalty whatsoever. Any Employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO, other senior management in the event the concern pertains to the CCO, or the relevant regulatory or law enforcement authority.

5.     Recordkeeping Requirements

The Company shall maintain the following records:

●	a copy of each Code in effect during the past five years

●	a record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;

●	a copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports, for at least five years after the end of the fiscal year in which the report is made or the information is provided;

●	a copy of each written report provided to the Trust Board, as required by this Code, for five years after the end of the fiscal year in which the report is made;

●	a record of all persons required to make reports currently and during the past five years;

●	a record of all persons who are or were responsible for reviewing these reports during the past five years; and

●	a record of any decision and the reasons supporting that decision, to approve a person’s purchase of securities in an initial public offering or private placement, for at least five years after the end of the fiscal year in which the approval is granted.

Tidal Investments LLC currently maintains the required records in the cloud.

Please see below Section VI.A. of this Manual for more information regarding recordkeeping requirements.

6.     Condition of Employment or Service with the Company

This Code of Ethics applies to each Employee of the Company. Employees shall read and understand this Code and uphold the standards in the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office).

Each Employee shall sign the Employee Annual Acknowledgement Form via the Compliance Portal or by signing the form attached to this Manual as Exhibit A certifying their receipt and understanding of, and agreement to comply with this Code. Such signed acknowledgement should be returned to the CCO and may be submitted electronically via the Compliance Portal. A new acknowledgement must be signed and certified to the CCO by all Employees should the Code of Ethics be revised or modified.

B.     Standards of Conduct

1. Employee Conduct

The following general principles should guide the individual conduct of each Employee:

●	Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws.

●	Employees will adhere to the highest standards of ethical conduct.

●	Employees will maintain the confidentiality of all information obtained in the course of employment with the Company.

●	Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO.

●	Employees will not abuse or misappropriate the Company’s or any Client assets or use them for personal gain.

●	Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company and/or any Client.

●	Employees will deal fairly with Clients and other Employees and will not abuse the Employee’s position of trust and responsibility with Clients or take inappropriate advantage of their position with the Company.

●	Employees will comply with the Code of Ethics.

2.     Falsification or Alteration of Records

Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

●	Making false or inaccurate entries or statements in any Company or client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;

●	Manipulating books, records, or reports for personal gain;

●	Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;

●	Maintaining any undisclosed or unrecorded Company or Client funds or assets;

●	Using funds for a purpose other than the described purpose;

●	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

3.     Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. It seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C.     Prohibition Against Insider Trading

1. Company Policy

Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly traded issuer while in possession of material, non-public information concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts and investment managers.

Violations of these restrictions have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.

The laws of insider trading are continuously changing. You may legitimately be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should notify the CCO immediately if you have any questions as to the propriety of any actions or about the policies and procedures contained herein.

2.     Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions, they should consult the CCO or their designee.

What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:

●	business combinations (such as mergers or joint ventures),

●	changes in financial results,

●	changes in dividend policy,

●	changes in earnings estimates,

●	significant litigation exposure,

●	new product or service announcements,

●	private securities offerings,

●	plans for recapitalization,

●	repurchase of shares or other reorganization plans

●	antitrust charges,

●	labor disputes,

●	pending large commercial or government contracts,

●	significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and

●	extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.

No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If you are in receipt of non-public information that you believe is not material, you should confirm such determination with the CCO.

What is Non-Public Information?

Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

If the information is not available in the general media or in a public filing, it should be treated as non-public. If you are uncertain whether or not information is non-public, you should contact the CCO.

Specific Sources of Material Non-Public Information

Below is a list of potential sources of material, non-public information that Employees of the Company may periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.

Contacts with Public Companies

Contacts with public companies represent an important part of the Company’s research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information.

Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, you become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself, the Company and its Clients, you should contact the CCO immediately if you believe that you may have received material, non-public information.

All calls or meetings with any employee of a public company must be reported to the CCO prior to the meeting. To the extent that any meeting or contact is not open to the investment community, the CCO may require that an employee issue a standard notification at the beginning of the meeting that they do not wish to receive non-public information.

Contacts with Research Consultants

Employees may wish to engage the services of a third-party research firms (a “Consulting Service”), to assist in their research efforts. Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines. Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.

Any paid engagement of a new Consulting Service or Consultant for a fee must be pre-approved by the CCO. The CCO will maintain a list of all Company contacts with paid Consultants.

The following guidelines apply to all Employee contacts with paid Consulting Services and paid Consultants:

●	Prior to any conversation with a paid Consultant, Employees must remind or inform such Consultant that (i) the Company invests in publicly traded securities and (ii) neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose.

The consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services or inform the Employee or the Company otherwise.

●	If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List.

●	The CCO or a designee may chaperone calls with Consultants.

●	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation.

●	Employees are reminded of their non-disclosure obligations regarding Company information contained in the Company’s Compliance Manual.

Creation Baskets

A Creation Basket is a particular list of security names and quantities (or other assets) held by an ETF. Typically, the composition of a creation basket is made publicly available each business day by the ETF via the Fund’s holding’s disclosure. However, in certain instances, pursuant to exemptive relief, an ETF may disclose holdings publicly in a period of time other than daily. It is the Company’s policy that any personnel with knowledge of the composition of a Creation Basket will be prohibited from disclosing such information to any other person, except as authorized in the course of their required duties of employment, until such information is made public pursuant to the ETF’s portfolio holdings policy.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offer or, the target company, or anyone acting on behalf of either. In light of these rules, it is the Company’s general policy, which is applicable to all Employees that any Employee in possession of material, non-public information regarding a tender offer is prohibited from trading the tender offer issuer or the target issuer in any Client or personal account and is prohibited from “tipping” others about such information. Any Employee in possession of material, non-public information regarding a tender offer must report it immediately to the CCO.

Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should you decide to access private information of a bank debt issuer, you should notify the CCO immediately. Even if you decide to not access such information, you should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt.

Directorships and Committee Memberships

An Employee of the Company may be a member of the board of directors, creditor’s committee or similar committee, group, or informal organization of credit holders, or have similar status with a public issuer. Any such memberships must be reported to the CCO immediately by completing Outside Business Activities questionnaire via the Compliance Portal or by completing the form attached to this Manual as Exhibit C. Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities.

Confidentiality Agreements

The Company may enter into confidentiality agreements with issuers, their representatives, or third-party firms relating to the evaluation of a potential transaction in an issuer’s securities. All confidentiality agreements must be approved by the CCO prior to execution. Confidentiality agreements generally require the Company to maintain information received thereunder in confidence but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information. Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information. Employees should also be knowledgeable regarding any restrictions or representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder. If you are uncertain as to your rights and obligations under a confidentiality agreement, please contact the CCO.

“PIPE” Transactions

Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies. Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement. To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price. Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock. You must notify the CCO immediately and exercise particular caution any time you become aware of non-public information relating to a PIPE offering.

Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.

Penalties for Insider Trading

An Employee who trades securities while in possession of material, non-public information, or improperly communicates that information to others, may face severe penalties. The Company may impose disciplinary actions that may include termination of employment. Criminal sanctions may include a fine of up to $1 million and/or ten (10) years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, which can result in a penalty of up to three times the profit from the illegal trades and issue an order permanently barring the Employee from the securities industry. Finally, the Employee may be sued by investors seeking to recover damages for insider trading violations.

Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an employee who is found liable for insider trading may also be subject to penalties.

Furthermore, the Company could be subject to the following penalties in the event an Employee is found liable for insider trading:

●	Civil penalties of up to the greater of $1 million or three times the amount of the Employee’s profits gained or losses avoided for each violation;

●	Criminal fines of up to $2.5 million per violation; and

●	Restrictions on the Company’s ability to conduct certain of its business activities.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. Employees are required to notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur. The CCO will review whether a reported instance constitutes as insider trading.

Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Identifying Material Non-public Information

Before executing any trade for yourself or others, including Client accounts, you must determine whether you have access to material, non-public information. Ask yourself the following questions:

●	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

●	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

●	Report the matter immediately to the CCO.

●	Do not purchase or sell the securities on behalf of yourself or others, including any Client account.

●	Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

Upon the determination by the CCO that the information received is material and non-public, the Employee must notify the CCO or complete a Restricted List Addition Form via the Compliance Portal or by completing the form attached to this Manual as Exhibit K and return it to the CCO. The CCO or designee will promptly add the name to the Company Restricted List (defined below) via the Compliance Portal.

Restricted List

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company engages, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the certain securities for specified periods of time. Any such security will be designated as “restricted.” Tidal Investments LLC maintains Restricted List(s) which are updated based on Investment Committee discussions. The Restricted List(s) are maintained in the Compliance Portal. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities. Personal employee transactions in Funds that are advised or sub-advised by Tidal Investments LLC require pre-clearance by the CCO or their delegate. Tidal Investments LLC will review Covered Person’s transactions and review matching pre-clearance approvals to the transaction reports. Evidence of the review shall be maintained in the Company’s SharePoint Compliance Files.

The Restricted List is confidential and may not be disseminated outside the Company.

Confidentiality of Material Non-Public Information

Communications

Information in your possession that you or someone else has identified as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is always secure. For example, non-public information and computer files containing such information should be restricted.

Upon termination of your employment with the Company, you must return to the Company any material, non-public information (and all copies thereof in any media) in your possession or under your control.

D.	Personal Securities Transactions

1.	General

The Company has adopted the following general principles governing personal investment activities by Company personnel:

●	the interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them;

●	all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility;

●	all Employees will connect read-only feed with an online Compliance Portal for any discretionary accounts. The software runs all Employee trades in these accounts against the Company’s Restricted List daily and provides exception reports for any violations to the CCO within 24 hours. The CCO reviews these reports daily;

●	the CCO must report all Code of Ethics violations to the applicable Trust CCO

2.	Restrictions and Limitations on Personal Securities Transactions

The following restrictions and limitations govern investments and personal securities transactions by all Employees:

Pre-Clearance Procedures

Employees must obtain approval from the CCO or designee prior to executing a transaction in any Covered Security2  (defined below) in which the Employee has, or acquires, any direct or indirect beneficial ownership.3  An Employee is presumed to have beneficial ownership of Covered Securities that are held by his or her immediate family members sharing the Employee’s household.4  Prior to executing a transaction in any Covered Security, Employees must obtain pre-approval from the CCO or designee by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Manual as Exhibit M. All approved securities transactions must be executed within the time frame indicated in the Compliance Portal. Post-approval of personal Covered Securities transactions is not permitted. All pre-clearance requests are confirmed through the online Compliance Portal utilized by the Company. The compliance staff monitors the online Compliance Portal during business hours to ensure that all pre-clearance requests are addressed and confirmed.

[2]	Covered security means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies, not managed by the Company.

[3]	Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

[4]	Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)]

Actions that occur without the direction of the Employee will be exempt from these requirements (option expiration, called bond, converted security, etc.). Additionally, please see below in Section II.D.2. – “Covered Securities” and Section II.D.5. – “Exceptions from Reporting Requirements of Employees” of this Code for exemptions to the trade pre-clearance requirement.

Covered Securities

In general, this Code employs the term “securities” to mean shares of any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Any such “securities,” except as provided below, are considered a “Covered Security” or “Covered Securities” for purposes of this Code.

The following securities below are not considered Covered Securities and are exempt from the above pre-clearance requirement:

●	Direct obligations of the Government of the United States (U.S. Treasury Securities);

●	Bankers’ Acceptances, Bank Certificates of Deposit (CDs), Commercial Paper and High-Quality Short-Term Debt Instruments, including Repurchase Agreements;

●	Shares issued by open-end investment companies, not managed by the Company (i.e., Money Market Funds, Open-End Mutual Funds, Exchange-Traded Funds (ETFs), and Unit Investment Trusts (UITs)); and

●	Transactions through an established Automatic Investment Plan.

Automatic Investment Plan (“AIP”) means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. For example, securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan. An Automatic Investment plan includes a Dividend Reinvestment Plan (“DRIP”).

SEC Rule 204A-1 therefore requires access persons to report shares of ETFs and mutual funds advised by the Company. Accordingly, personal trades in any ETF or Mutual Fund to which Tidal Investments LLC acts as Adviser or Sub-Adviser shall require pre-clearance by the CCO.

In addition, no Employee’s personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List(s). Pre-clearance requests submitted for any security that is on the Restricted List(s) shall require approval (or denial) by the CCO or designee. All Employee’s personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.

Participation in IPOs and Secondary Offerings

No Employee may acquire any security in an initial public offering (IPO) or secondary public offering without the prior approval of the CCO.

Private Placements

Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Business Activities Disclosure Form via the Compliance Portal or by completing the form attached hereto in Exhibit C of this Manual.

Prohibition Against Front Running

Information regarding Client trading must not be used in any way to influence trades in personal accounts or in the accounts of other Clients, including those of other Employees. Trading ahead of a client’s order is known as “front-running” and is prohibited.

Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”). This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.

3.	Reportable Personal Accounts

All Employees must provide, to the CCO, a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter. For the purposes of this Code, Reportable Personal Accounts include any account in which any securities are held for the direct or indirect benefit of the Employee, including any accounts that holds securities in which the Employee has, or acquires, any direct or indirect beneficial ownership.5  An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household.6 When an Employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the Employee serves as executor or trustee for someone outside his or her immediate family, or manages or helps to manage a charitable account), such account shall not be subject to this Code, but in all transactions involving any such account the Employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the best interests of the Company’s Clients.

[5]	Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

	[6]	Reportable Personal Accounts include securities accounts of a spouse, minor children and any other relative that resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership. See Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)]

4.	Reporting Requirements of Employees

Holdings Reports

All Employees must submit and certify each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Manual as Exhibit F within ten (10) days after first becoming an Employee (the “Initial Holdings Report”). The information contained in the Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Employee.

Additionally, all Employees must submit and certify annually each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Manual as Exhibit F by January 31st  of each year (the “Annual Holdings Report”), provided, however, that an Employee need not provide information within the annual Employee Securities Holding Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company. The information contained in the annual Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the Employee Securities Holding Report is submitted.

A report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. The Initial Holdings Report and Annual Holdings Report must include all of the following information in the Employee Securities Holding Report: (i) the title, number of shares and principal amount of each Covered Security in which the Employee had any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and (iii) the date that the report is submitted by the Employee. As stated above in Section II.D.3. “Reportable Personal Accounts” of this Manual, all Employees must provide, to the CCO a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

Quarterly Transactions Reports

All Employees must file a written or electronic Quarterly Trade Report via the Compliance Portal or in the form attached to this Manual as Exhibit G within thirty (30) days after the end of each calendar quarter that identifies all Covered Security transactions made during the quarter, provided, however, that an Employee need not provide information within the Quarterly Trade Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.

A Quarterly Trade Report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. Quarterly Trade Reports must include all Covered Security transaction information and brokerage account information, including the dates, the nature of the transaction, and the date the report is being submitted. If a new personal account was opened the Quarterly Trade Report must specify to that affect and also include identifying information about the account, the date the account was established, and the date the report is being submitted. As stated above in Section II.D.3. “Reportable Personal Accounts” of this Manual, all Employees must provide, to the CCO upon establishing any new Reportable Personal Account, a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal.

5.	Exceptions from Reporting Requirements of Employees

An Employee will be exempted from the “Pre-Clearance Procedures” under Section II.D.2. and “Reporting Requirements of Employees” under Section II.D.4 of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the Employee has no direct or indirect influence or power to control or influence investment decisions in the account (the “Managed Account”). A Managed Account is an account that meets the following criteria: (i) the account is managed by a third party investment manager (i.e., financial planner or wealth manager or trustee) that is an independent unaffiliated professional; and (ii) the Employee has no direct or indirect influence or power to control or influence investment decisions in the account, including: (a) suggesting purchases or sales of investments to the trustee or third-party discretionary manager; (b) directing purchases or sales of investments; or (b) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account. However, all Employees must provide, to the CCO, a written or electronic disclosure in the Managed Account Disclosure Report form attached to this Manual as Exhibit E or via the Compliance Portal certifying all Managed Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Managed Accounts, including new Managed Accounts established during the quarter. Furthermore, the representations contained in Exhibit E must be completed annually by all Employees who have reported having such Managed Accounts, by completing the Managed Account Disclosure Report in form of an assignment via the Compliance Portal or by submitting the form to the CCO. In addition, the Employee will be required to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s Managed Accounts at the request of the Company’s CCO.

An Employee will be exempted from the “Pre-Clearance Procedures” under Section II.D.2. and “Quarterly Transaction Report” under Section II.D.4 of this Code with respect to securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or AIP), and automatic dividend reinvestment transactions. However, as stated herein above in Section II.D.3. – “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO, a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

6.	Review

The CCO is responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report. The CCO shall maintain records of all reports filed pursuant to these procedures.

All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Manual, including patterns of front-running or other inappropriate behavior.

The CCO’s own trades and Transaction reports are reviewed and pre-cleared timely by the compliance designee.

7.	Escalation Procedures

a.	If an access person does not submit a report by the required date on a specific personal securities transaction (e.g., annual holdings report, quarterly transaction report), the Adviser’s Compliance team will send that access person a reminder message within 24 hours after the deadline to submit the required report within 48 hours of receiving the reminder message.

b.	If an access person does not submit a report within the 48-hour period noted in the reminder message, the Adviser’s Compliance team will promptly send the access person a final reminder message to submit the required report within 24 hours after receiving the final reminder message.

c.	If the access person does not submit the required personal securities transaction within 24 hours after receiving the final reminder message, the Adviser’s Compliance team will promptly deliver the name of the access person and a description of the infraction to each member of the Adviser’s Executive Committee with a recommendation to approve a sanction to be recommended to the Executive Committee by the Adviser’s Chief Compliance Officer. Sanctions may include, but not be limited to, warnings to be included in the access person’s personnel file, monetary fines, disgorgement of profits, and/or suspension or termination of employment.

d.	An access person who receives a sanction for failure to submit a personal securities transaction report in a timely manner, shall be required to meet individually with the Adviser’s Chief Compliance Officer to review the personal securities reporting requirements of the Adviser’s Code of Ethics.

e.	An access person who habitually breaches the requirement to report personal securities transactions shall be fined a minimum of $500 for each additional violation. This is in addition to any other sanction that may be imposed.

E.	Political Contributions

1.	Company Contributions

Firm funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Firm. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Firm’s arms-length business relationship with the government agency or official involved.

2.	Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government, or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s county, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Company and its Access Persons must comply with the spirit and the letter of the FCPA at all times. Access Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Manual as Exhibit O.

3.	Pay-to-Play

i.	Background

SEC Rule 206(4)-5 prohibits “pay-to-play” practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity). The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle. Rule 206(4)-5 prohibits:

●	An adviser’s receipt of compensation from a government entity for two years following any contribution by the adviser or certain of its personnel (“covered associates”), to certain officials (“covered official”) of a government entity;

●	Payments by an adviser or any covered associate to third-party solicitors or placement agents for their solicitation of government entities unless the third party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations; and

●	An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.

The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule and includes increased recordkeeping requirements regarding political contributions made by its covered associates.

The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity. The two year time out is not triggered by a contribution made by a natural person more than 6 months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits Clients. As a result, the full two-year look back applies only to covered associates who solicit for the Company.

ii.	Definitions

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

●	The purpose of influencing any election for federal, state or local office;

●	The payment of debt incurred in connection with any such election; or

●	Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.

Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.

A covered associate includes any of the following:

●	The Company’s general partners, executive officers or other individuals with a similar status or function;

●	Any Employees who solicits government entities for the Company and any person who supervises, directly or indirectly, such Employee; and

●	Any political action committee controlled by the investment adviser or its covered associates.

A covered official is a person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate of a government entity, if the official can (1) directly or indirectly influence the governmental entity’s selection of an investment adviser; or (2) has the authority to appoint an official with such influence. This could cover state or local officials who are running for federal office.

A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).

iii.

Compliance Procedures

The following procedures will apply to political contributions by the Company and its Employees:

●	all contemplated contributions to a political candidate (including federal, state, local or PACs) by any Employee will require pre-clearance from the CCO by submitting a pre-clearance form in the Compliance Portal or by submitting the form attached to this Manual as Exhibit I;

●	coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted;

●	newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two years to determine if the look back provisions will apply by completing and submitting a New Employee Political Contribution Declaration Form via the Compliance Portal or by completing and submitting the form attached hereto as Exhibit J of this Manual; and

●	any new relationships with third-party solicitors will require pre-approval from the CCO. (See also Section V.E. of this Manual regarding additional policies relating to engagement of third-party solicitors)

In addition, the CCO may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy. Such certifications are requested quarterly through the Company’s on-line personal compliance system, and the results are reviewed by the CCO or his/her designee.

Exemptions

De Minimis Contributions

Although all contributions by Employees must be pre-approved, contributions to any state or local candidate or official which are less than the statutory de minimis amounts will be approved. Contributions will be approved if:

●	the Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or

●	the Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.

Other Limited Exemptions

Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because their not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception,

●	the contribution had to be less than $350,

●	the Company must have discovered the contribution within four months of the date of such contribution, and

●	the Company must cause the contributor to re-collect the contribution within 60 days after the Company discovers the contribution.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.

In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.

Recordkeeping

Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and its covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five years with the Company, or a pooled investment vehicle managed by the Company. The Company must also maintain records of the names and addresses of each regulated third-party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.

The CCO is responsible for ensuring that the Companies and their employees comply with Rule 206(4)-5 as well as with the record keeping requirements under Rule 204-2(a)(18)(ii). Specifically, the CCO or designee must maintain a political contribution log that will have the following information required by Rule 204-2(a)(18)(ii):

●	The name and title of each contributor;

●	The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;

●	The amount and date of each contribution or payment; and

●	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to section 206(4)-5(b)(2) of the Advisers Act.

Additionally, the CCO will ensure that the Company is maintaining the following records:

●	A list containing the names, titles, and business and residence addresses of all “covered associates”.

●	A current list of all government entities to which the adviser provides (or has provided in the past 5 years) advisory services, or which are (or were) investors in any covered investment pool to which the adviser provides (or has provided in the past 5 years) advisory services.

Furthermore, the CCO or designee must on a routine basis, but in no case less than once in a calendar quarter, conduct searches through public databases for any undisclosed political contributions made by Employees.

F.

Conflicts of Interest

1.

General

Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts to its Clients whenever the failure to do so would defraud any Client or prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a Client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose to Clients all material facts regarding the potential conflict of interest so that the Client can make an informed decision whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

If any Employee is aware of a personal interest that is, or might be, in conflict with the interest of the Company or its Clients, that Employee shall disclose the situation or transaction and the nature of the conflict to the CCO for appropriate consideration. Any compliance concern or outside business activity should be reported through the online Compliance Portal. The Compliance Portal acts as a conflicts inventory as it maintains permanent record of these documents for immediate access to such items. At any time, the CCO may print a report with recorded conflicts and outside business activities as well as the original forms. The CCO will discuss the issue and determine what recourse may be necessary immediately. The CCO will make a determination as to whether disclosure to the Clients is necessary at the time the conflict is reported. The conflicts log is also reviewed each quarter during the quarterly compliance testing. At this time, the CCO will revisit any conflicts or compliance concerns reported during the quarter and ensure that they were resolved and if they need to be disclosed to the Clients.

Please refer to Section III.H. “Regulatory Filings” of this Manual for a complete discussion of the Company’s disclosure obligations on Form ADV.

2.	Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO. Employees shall not fail to timely recommend a suitable security to, or purchase or sell of suitable security for, the Company in order to avoid an actual or apparent conflict with a personal transaction in a security.

3.	Investment Negotiation Conflicts

In order to ensure compliance with Section 17(d) under the 1940 Act whenever an investment professional proposes to negotiate a term other than price for an investment (including any amendments), he/she must check to see if the investment (or any other position in the issuer’s capital structure) is held (or proposed to be invested) in any Company managed pooled investment vehicle that is a registered investment company (e.g., Exchange Traded Funds).

If the investment is held in any Company managed pooled investment vehicles that is a registered investment company, that person must contact the CCO for guidance. The transaction is generally permitted if all accounts are in the same part of the capital structure and participate in the investment pro rata. Alternatively, impose a “Chinese Wall” between the registered investment company and the institutional Client account investment decision-making. One person can negotiate, provided final investment decision still made separately. The CCO may also consult with General Counsel and/or the applicable Trust CCO for guidance.

4.	Capital Structure Conflicts

Conflicts will arise in cases when Clients of the Company invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients own private securities or obligations of an issuer and other Clients may own public securities of the same issuer. In addition, one or more Clients may invest in securities, or other financial instruments, of an issuer that are senior or junior to securities, or financial instruments, of the same issuer that are held by or acquired for, one or more other Clients. If such issuer encounters financial problems, decisions related to such securities (such as over the terms of any workout or proposed waivers and amendments to debt covenants) will raise conflicts of interests. For example, a Client holding debt securities of the issuer may be better served by a liquidation of the issuer in which it may be paid in full, whereas a Client holding equity securities of the issuer might prefer a reorganization that holds the potential to create value for the equity holders.

In the event of conflicting interests within an issuer’s capital structure, the Company will generally pursue the strategy that it believes will maximize value for Client accounts overall (without regard to the nature of the accounts involved or fees received from such accounts):

●	This strategy may be recommended by one or more investment professionals of the Firm;

●	A single person may represent more than one part of an issuer’s capital structure;

●	The recommended course of action will be presented to the Company’s Investment Committee for final determination as to how to proceed

The Company may elect, but is not required, to assign different teams to make recommendations for different parts of the capital structure as the Investment Committee determines in its discretion.

In the event the Company, its affiliates, its Clients and their respective officers, directors, trustees, stockholders, members, partners and Employees and their respective funds and investment accounts (collectively, the “Related Parties”) serve on the board of the subject company, they should recuse themselves from voting on any board matter with respect to a transaction that has an asymmetrical impact on the capital structure.

●	Related Party board members may still make recommendations to the Investment Committee.

●	If any such persons are also on the Investment Committee, they may recuse themselves from the Investment Committee’s determination.

The Company may use external counsel for guidance and assistance.

5.	Position Conflicts

Should the Company cause one Client account to buy a security and another Client account to sell or short the same security, such opposing positions are not permitted within the same account or within any accounts managed by the same portfolio manager without prior trade approval by the CCO. In addition, transactions in investments by one or more affiliated Client accounts may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of other Client accounts.

Generally, the Company does not purchase, sell, or hold securities on behalf of Clients contrary to the current recommendations made to other affiliated Client accounts. However, because certain Client accounts may have investment objectives, strategies or legal, contractual, tax or other requirements that differ (such as the need to take tax losses, realize profits, raise cash, diversification, etc.), the Company may purchase, sell or continue to hold securities for certain Client accounts contrary to other recommendations. In addition, the Company may be permitted to sell securities or instruments short for certain Client accounts and may not be permitted to do so for other affiliated Client accounts.

6.	Conflicts Related to Investments in Affiliated Fund

The Company’s purchase for a Client accounts interests in other pooled vehicles, including Exchange Traded Funds, offered by Related Parties. Investment by a Client in such a vehicle means Related Parties receive advisory or other fees from the Client in addition to advisory fees charged for managing the Client’s account. The details of any possible fee offsets, rebates or other reduction arrangements in connection with such investments are provided in the documentation relating to the relevant Client account and/or underlying investment vehicle. In choosing between vehicles managed by Related Parties and those not affiliated with Related Parties, Related Parties may have a financial incentive to choose Related Parties-affiliated vehicles over third parties by reason of additional investment management, advisory or other fees or compensation Related Parties may earn. The potential for fee offsets, rebates or other reduction arrangements may not necessarily eliminate this conflict and Related Parties may nevertheless have a financial incentive to favor investments in Related Parties-affiliated vehicles. If the Company invest in an affiliated vehicle, a Client should not expect the Company to have better information with respect to that vehicle than other investors may have (and if the Company does have better information, they may be prohibited from acting upon it in a way that disadvantages other investors).

Additionally, Related Parties may sponsor and manage funds and accounts that compete with the Company or make investment with funds sponsored or managed by third-party advisers that would reduce capacity otherwise available to the Company’s Clients.

7.	Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:

●	rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

●	accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

●	own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly owned; or

●	borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

8.	Outside Activities of Employees

Policy

Employees are expected to devote their full professional time and efforts to the business of the Company and to avoid any activities that could present actual or perceived conflicts of interest.

Employees must obtain prior approval from the CCO for any outside activity that involves:

●	a time commitment that would prevent you from performing your duties for the Company;

●	accepting a second job or part-time job of any kind or engaging in any other business outside of the Company;

●	active participation in any business in the financial services industry or otherwise in competition with the Company;

●	teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances, or

●	serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities.

Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO or designee by completing and submitting an Outside Business Activities questionnaire via the Compliance Portal or by completing and submitting the form attached hereto as Exhibit C of this Manual.

The CCO or designee may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.

In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 will need to be updated to reflect the activity. Please refer to Section III.H. “Regulatory Filings” of this Manual for additional policies relating to the Form U-4.

9.	Gifts and Entertainment

Policy

The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company. Employees should contact the CCO or their designee to discuss any offered activity or gift that may create such a conflict. The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Entertainment may include such events as meals, shows, concerts, theatre events, sporting events or similar types of entertainment. “Entertainment” also includes in-town and out-of-town trips and seminars where the service provider or counterparty offers to pay for items such as lodging, airfare, meals and/or event expenses. For the purposes hereof, a gift will be deemed to be of significant value if it exceeds $100.00 per gift from any person or entity doing business or seeking to do business with the Company and an entertainment event will be deemed to be of significant value if it exceeds $1,000.00 per event from any such person or entity. An entertainment event will only be deemed to be entertainment if a representative of the service provider or counterparty is also attending the event (otherwise, it will be deemed to be a gift). No gift or entertainment may be accepted or given, however, regardless of value, that has the likelihood of influencing, any business decision or relationship of the Company. Any gifts or entertainment received from broker-dealers must not have any influence on the Firm’s direction of brokerage.

Compliance Procedures

The Company has adopted the following principles and procedures governing gifts and entertainment:

●	Any gifts or entertainment of significant value (as defined above) offered from an existing or prospective firm service provider or counterparty must be approved by the CCO via the Compliance Portal or in the form attached to this Manual as L.

●	Employees may not accept more than four gifts or attend more than six entertainment events per year, regardless of value, given or sponsored by the same person or entity without approval from the CCO via the Compliance Portal or in the form attached to this Manual as L.

●	Employees may not request or solicit gifts or particular entertainment events.

●	No gift of cash or cash equivalents may be accepted.

●	Items such as pens, coffee mugs or clothing items with a counterparty’s logo are excluded.

G.    Confidentiality and Privacy Policies

1.

Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to third parties, or use for their own personal benefit, any information regarding:

●	Advice by the Company to its Clients;

●	Securities or other investment positions held by the Company or its Clients;

●	Transactions on behalf of the Company or its Clients;

●	The name, address or other personal identification information of Clients or investors;

●	Personal financial information of Clients or investors, such as annual income, net worth or account information;

●	Investment and trading systems, models, processes and techniques used by the Company;

●	Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;

●	Any other non-public information or data furnished to you by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or

●	Any other information identified as or which you may otherwise be obligated to keep confidential.

The information described above is the property of the Company and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another officer of the Company, except for a purpose properly related to the business of the Company or a Client of the Company (such as to a Client’s independent accountants or administrator) or as required by law.

2.	Client Information and Privacy Policy

The Company is required by federal regulations (SEC Regulation S-P, 17 CFR 284.30) to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations as well as the Commonwealth of Massachusetts Standards for Protection of Personal Information (to the extent that such standards are applicable). For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in pooled investment vehicles (e.g., Exchange Traded Funds and Mutual Funds) managed by the Company. Please see Exhibit Thirteen of Trusts Policies and Procedures for more information regarding the Trust Privacy Policy relating to the Exchange Traded Funds and ATAC Rotation Fund’s Privacy Policy included in the Statutory Prospectus dated May 1, 2020.

Implementation

The Company is committed to (i) safekeeping and confidentiality of personal information collected from potential, current and former Clients and (ii) safeguarding records and information against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.

To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The primary objectives for the CCO are to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company: (i) employs ongoing Employee training; (ii) sets policy for Employees relating to the storage, access and transportation of Client records and personal information; (iii) reviews the scope of security measures at least annually; (iv) reasonably monitors its information systems, including for unauthorized use or access; and (v) reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software).

The CCO reviews all contractual relationships with third party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.

Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company. For instance, the Company may collect nonpublic personal information (such as name, address, phone number, social security number, date of birth, assets, income, and net worth) from Clients when they complete a subscription or other form. The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with the Company, its affiliates, its Clients or others (such information to include including, but not limited to, shareholder account numbers and balance, payments history, parties to transactions, cost basis information, and other financial information).

The Company does not disclose any nonpublic personal information about our current or former consumers or customers to nonaffiliated third parties, except as permitted by law. For example, pooled investment vehicles have no employees, they conduct their business affairs through third parties that provide services pursuant to agreements with the pooled investment vehicles (as well as through its officers and directors).

The Company recognizes and respects the privacy expectations of each of our customers and believes that the confidentiality and protection of consumer information is one of our fundamental responsibilities. The Company is committed to maintaining the confidentiality, integrity and security of the customers’ personal information and will handle personal consumer and customer information only in accordance with Regulation S-P and any other applicable laws, rules and regulations. The Company will ensure: (i) the security and confidentiality of customer records and information; (ii) that customer records and information are protected from any anticipated threats and hazards; and (iii) that unauthorized access to, or use of, customer records or information is protected against.

Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.

The Company also maintains reasonable restrictions upon physical access to records containing personal information and stores such records in secure facilities.

Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our firm, securities clearing firms, insurance companies and other services providers of the Company, or (ii) to comply with legal or regulatory requirements. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services. Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over the Company.

Companies hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law. In accordance with the aforementioned Privacy Policy, the Company, through the CCO, may require service providers to provide periodic reports outlining their privacy policies. The CCO discusses Privacy Policy and Security issues with each service provider on an annual basis.

The Company will determine that the policies and procedures of its affiliates and service providers are reasonably designed to safeguard customer information and require only appropriate and authorized access to, and use of, customer information through the application of appropriate administrative, technical, physical, and procedural safeguards that comply with applicable federal standards and regulations. The Company directs each of its service providers to adhere to the Company’s privacy policy and to its respective Clients’ privacy policies and to take all actions reasonably necessary so that the Company and its Clients are in compliance with the provisions of 17 CFR 248.30, including, as applicable, the development and delivery of initial and annual privacy notices and maintenance of appropriate and adequate records. The Company will require its service providers to restrict access to nonpublic personal information about customers to those Employees who need to know that information to provide products or services to customers.

The Company may require its service providers to provide periodic reports to its Clients outlining their privacy policies and implementation and promptly report to the Company any material changes to their privacy policy before, or promptly after, their adoption.

The Company does not (i) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (ii) sell information relating to its Clients to any outside third parties.

Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.

Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).

E-Mail

Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company will either discard the communication or archive it according to the requirements of applicable securities laws.

Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide a means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk. For that reason, please do not use e-mail to communicate information to the Company that is considered to be confidential. If the Client wishes, communications with the Company may be conducted via telephone. Additional security is available to Clients if they equip their Internet browser with 128-bit “secure socket layer” encryption, which provides more secure transmissions.

Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of its potential, current and former Clients. The Company is committed to safeguarding this information. As a member of the financial services industry, the Company provides this Privacy Policy for informational purposes to Clients and Employees and will distribute and update it as required by law. The Privacy Policy is also available to upon request.

Furthermore, for the Company’s Exchange Traded Fund Clients and the Company’s Mutual Fund Clients, the CCO will ensure that the Exchange Traded Funds Privacy Notice and the Mutual Fund’s Privacy Notice, respectively, are disseminated with the applicable Summary Prospectus initially and will further ensure that the Privacy Notice is included in the applicable Prospectus and Annual Financial Reports.

Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.

H.    Prohibition Against Manipulative Trading Practices

Prohibition Against Window Dressing: Window dressing is sometimes undertaken by unscrupulous portfolio managers near the end of the quarter or year to improve the appearance of portfolio/fund performance before presenting it to clients or shareholders. To window dress, the fund manager will sell-off positions with large losses and purchase well-performing and well-known positions near the end of the quarter or year. These securities are then reported as part of the fund's holdings. While this may have little effect on actual performance, it can mislead the investor or shareholder. Window dressing is prohibited.

Prohibition Against Pumping: Pumping is bidding up the value of a fund's holdings right before the end of a period at which time performance is measured (and/or reported to tracking services). Pumping is affected by placing a large number of orders on existing holdings, which, if there is a sufficient quantity on order, drives up the value the various positions and thus of the fund. This practice is also known as “marking the close.” Pumping creates a temporary gain, but the securities that are pumped will usually revert to the lower prices. Thus, pumping is not only a form of market manipulation, but hurts investors, including investors purchasing fund shares at the time of the manipulation. Portfolio pumping (or marking the close) is prohibited.

Violations

The Company impose reasonable disciplinary measures, which may include termination, for violations of its Prohibition Against Manipulative Trading Policy.

EXHIBIT A
EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

The undersigned Employee of Tidal Investments LLC (the “Company”) acknowledges having received and read a copy of the Compliance Manual and Code of Ethics, (the “Manual”) and a copy of the Trust (the “Trust Policies”) (the “Manual” and the “Trust Policies” collectively, the “Manuals”). The Employee understands that observance of the policies and procedures contained in the Manuals is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.

By the signature below, the Employee agrees to abide by the policies and procedures described in the Manuals and affirms’ that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Manuals.

Employee Name:

Employee Signature:

Date:

EXHIBIT B
COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM

Every Employee of Tidal Investments LLC (the “Company”) must internally disclose any and all compliance, regulatory and legal concerns regarding the Company, its Clients, and its Employees.

To that end, and to aid the Company to meet all of its legal and regulatory requirements, please use this form quarterly to disclose, certify disclosure, or certify the lack of knowledge of any legal or regulatory concerns. Please check all that apply:

☐	I am reporting a legal or regulatory concern, which is briefly described below.

☐	Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Company, its Clients or its Employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the Company’s Compliance Manual and Code of Ethics which sets forth the Company’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name:

Employee Signature:

Date:

EXHIBIT C
OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

●	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

●	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

●	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

●	Making a private investment.

●	Obtaining a controlling interest in any company or entity.

●	Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

●	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS OF CURRENT EMPLOYEES

INSTRUCTIONS:

The Company expects its full-time Employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its Clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company or a Client, the employee may be required to terminate such.

Name of Employee

Section A.	GENERAL (All employees must complete all questions in Section A.)

1.	q Yes	q No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.

2.	q Yes	q No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	q Yes	q No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	q Yes	q No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	q Yes	q No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	q Yes	q No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

Section B.	EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:

Employee’s Position or Function:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Date Association with Organization or Entity Will Commence:

Hours Devoted Per Day:	During Business Hours ____ During Non-Business Hours ________

Annual Compensation From Organization or Entity:

Financial Interest in Organization or Entity:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	q Yes	q No

Does any conflict of interest exist between any the Company or any of its affiliates?	q Yes	q No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	q Yes	q No

If yes to any of the above, please provide full explanation.

Section C.	FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	q Yes	q No

If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code of Ethics.

Section D.	PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type and Location of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership: Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	q Yes	q No

Does any conflict of interest exist between the Company or any of its affiliates?	q Yes	q No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	q Yes	q No

If yes to any of the above, please provide full explanation.

Section E.	CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	q Yes	q No

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	q Yes	q No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	q Yes	q No

If yes to any of the above, please provide full explanation.

Section F.	CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	q Yes	q No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	q Yes	q No

If yes to any of the above, please provide full explanation.

Section G.	ARBITRATION/LITIGATION

Employee Role:	Plaintiff	q	Defendant	q	Witness	q

Title of Action:

Description of Action:

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	q Yes	q No

Is any Company client, counterparty or vendor involved in or affected by this action?	q Yes	q No

If yes to any of the above, please provide full explanation.

Section H.	EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

Section I.	COMPLIANCE OFFICER

APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

EXHIBIT D
PERSONAL ACCOUNTS DISCLOSURE FORM

Every Employee must disclose to the CCO any and all personal accounts that have the capability to hold or trade any security7 over which the Employee has, or acquires, any direct or indirect beneficial ownership.8 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household, which include securities accounts of a spouse, minor children and any other relatives resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership.

Disclosure is not required for any account:

●	over which the Employee has, or acquires, no direct or indirect beneficial ownership in the account;

●	over which the Employee has no direct or indirect influence or power to control or ability to influence investment decisions in the account, including: (i) suggesting purchases or sales of securities to the trustee or third-party discretionary manager; or (ii) consulting with the trustee or third-party discretionary manager as to the particular allocation of securities to be made in the account.

Please check one of the following and sign below:

☐	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.

☐	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).

[7]	“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

[8]	Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below.

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?
1.
2.
3.
4.

I have read and understand the Personal Securities Trading Policies referenced in the Code of Ethics and Compliance Manual, and I agree to abide by such policies during the term of my employment.

Employee Name: ___________________________________

Employee Signature: ________________________________

Date: __________________

EXHIBIT E
MANAGED ACCOUNT DISCLOSURE REPORT

Employee Name:	Date:

Dear Chief Compliance Officer,

In accordance with Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended, I am considered to be an “access person” of Tidal Investments LLC (the “Company”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to the Company. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

☐	I do not have any accounts that must be disclosed, over which I have “no direct or indirect influence or control.” I agree to notify the CCO prior to any such account being opened in the future.

☐	I have retained a financial planner, wealth manager, trustee or third-party investment manager (collectively, a “Manager”) that is an independent unaffiliated professional to manage my accounts. The following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker-Dealer, Bank or other Institution	Account Name and Number	Relationship to Manager (independent unaffiliated professional, friend, relative, etc.)
1.
2.
3.
4.

By signing below, I acknowledged and certify that:

1.	I have no direct or indirect influence or control over the Accounts;

2.	If the control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

3.	I will agree to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Company’s Chief Compliance Officer.

Access person completing this certification on an annual basis, also acknowledge and certify the following:

1.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR];

2.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR]; and

3.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period [Month YEAR to Month YEAR].

Name:

Signature:

Date:

EXHIBIT F
EMPLOYEE SECURITIES HOLDINGS REPORT

Information As of ___________________________________

The following represents all Covered Security holdings that I had a direct or indirect beneficial interest as of the above date:

Name and Type of Covered Security	Ticker Symbol or CUSIP	Holding Type (Long, Short)	Number of Shares and /or Principal Amount	Name of Institution and Account Number

*Note: In lieu of listing on this form each and every covered security held as of the date above, you may attach as an exhibit to this document your statement(s) from each personal account. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL covered securities holdings as of the date no more than forty-five (45) days prior to the above date.

The following represents all personal accounts in which any Securities are held for my direct or indirect benefit as of the above date:

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No

☐       I do not have any personal accounts that maintain securities for my direct or indirect benefit.

☐       I have reported above all covered security holdings in my personal accounts.

Employee Name: ___________________________________

Employee Signature: ________________________________

Date: ___________________

EXHIBIT G
EMPLOYEE QUARTERLY TRADE REPORT

For the calendar Quarter ending _________________, 20____

With respect to covered securities transactions that meet reporting requirement of the Company’s Compliance Manual and Code of Ethics (Please initial one of the following):

______	I have not engaged in any covered securities transactions which must be reported.

______	I have listed below all covered securities transactions which must be reported.

______	All covered securities transactions which must be reported were executed in accounts for which the CCO directly receives duplicate trade confirmations and brokerage statements. I have not engaged in any other covered securities transactions except as disclosed therein.

Employee Name: ___________________________________

Employee Signature: ________________________________

Date: ___________________

EXHIBIT G

Employee Name: _________________________________________________________________________ Quarter Ended: _______________, 20____

Trade Date	Company or Symbol (Ticker or CUSIP)	Security Description (Stock, bond, option, etc.)	Transaction Type (Buy, Sell, Short, etc.)	Number of Shares	Principal Amount	Interest Rate and Maturity Date	Price	Account/Broker

*Note - In lieu of listing each covered security transaction, you may attach a copy of the confirmation or account statement covering each covered security transaction for the applicable quarterly period. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the required information reflected in those documents is accurate and completely discloses ALL covered security transactions during the applicable quarterly period.

EXHIBIT H
EMPLOYEE DISCIPLINARY QUESTIONAIRE

Employee Name:	Date:

Important Note: This form is to be completed by each Employee of Tidal Investments LLC and its affiliates. The sole purpose of this form is to facilitate complete and accurate disclosure on Form ADV and completion of this form is necessary for that purpose. If you have any questions, please contact the CCO. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the Chief Compliance Officer and to promptly submit a new questionnaire.

A.	In the past ten years, have you:	Yes	No
	(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court of any felony?	○	○
	(2) Been charged with any felony?	○	○
B.	In the past ten years, have you:
	(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	○	○
	(2) Been charged with a misdemeanor listed in B(1)?	○	○
	(3) Been the named subject of a pending criminal proceeding that involves investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	○	○

C.	Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:
	(1) Found you to have made a false statement or omission?	○	○
	(2) Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	○	○
	(3) Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	○	○
	(4) Entered an order against you in connection with investment-related activity?	○	○
	(5) Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	○	○
D.	Has any federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
	(1) Ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?	○	○
	(2) Ever found you to have been involved in a violation of an investment-related regulation or statute?	○	○
	(3) Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	○	○
	(4) Ever entered an order against you in connection with an investment-related activity, statute or regulation?	○	○
	(5) Ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted you from any activity?	○	○
	(6) Ever imposed a civil money penalty of more than $2,500 on you?	○	○
E.	Has any self-regulatory organization or commodities exchange ever:
	(1) Found you to have made a false statement or omission?	○	○
	(2) Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	○	○
	(3) Found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	○	○
	(4) Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	○	○
	(5) Ever barred or suspended you from membership or from association with other members, or expelled you from membership?	○	○

	(6) Ever significantly limited you from investment-related activities or fined you more than $2,500?	○	○
F.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?	○	○
G.	Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Items C, D or E above?	○	○
H.	Has any domestic or foreign or military court:
	(1) In the past ten years, enjoined you in connection with any investment-related activity?	○	○
	(2) Ever found that you were involved in a violation of an investment-related statute or regulation?	○	○
	(3) Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	○	○
	(4) Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H?	○	○
I.	In the past 10 years, have you been involved in any legal or disciplinary event not noted above that may be considered material to an investor’s evaluation of [ ] or the integrity of its personnel?	○	○
J.	Have you ever been involved in any legal or disciplinary event not noted above that is so serious that it is material to an investor’s or prospective investor’s evaluation of [ ] or the integrity of its personnel?	○	○
K.	Have you ever been the subject of any order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule, or order?	○	○

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:_________________________________

EXHIBIT I
PAY-TO-PLAY POLICY ACKNOWLEDGMENT AND PRE-CLEARANCE FORM

Employee Name:	Title:

Tidal Investments LLC (the “Company”) has determined that you are, or are to become, a “covered associate” as such term is defined in Rule 206(4)-5 (the “Rule”) under the Investment Advisers Act of 1940, as amended. The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.

As a covered associate, you acknowledge that you are required to comply with the Company’s policy concerning the Rule, as reflected in its Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CCO any and all contributions or payments to any Covered Official (as such term is defined in the Company’s Compliance Manual). By signing this form, you certify that the information provided herein is accurate and complete.

Date of Actual/Proposed Contribution:

Covered Official Receiving Contribution:

Current Title and Occupation Covered Official:

Government Entity(s) Influenced by Covered Official:

Is Covered Official a Candidate for Office?          ☐ Yes          ☐ No

If Yes, title of the office being sought:

Description of Contribution (Cash, Use of Phones, etc.):

Value of Contribution:

q	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

☐ APPROVED

☐ DENIED

Employee Signature:	Date:

Reviewed By:		Date:
Name:

EXHIBIT J
PAY-TO-PLAY POLICY NEW EMPLOYEE POLTICAL CONTRIBUTION DECLARATION FORM

In order to comply with certain regulatory requirements, Tidal Investments LLC (the “Company”) is required to ascertain if you have made certain political contributions in the past two years (whether directly or indirectly). As a result, kindly complete the following questions, sign and return it to the Company’s Chief Compliance Officer.

1.	Name:

2.	Address (include for past 2 years):

3.	Your Position:

4.	Have you made any Contributions[9] to any Official[10] of a Government Entity[11] or political party of a state or subdivision or political action committee (“PAC”) within the past two years? (Please check): ☐ Yes ☐ No

If you checked “NO” to Question 4 above, please skip the rest of the form and sign and date below.

If you checked “YES” to 4 above, kindly respond to the following questions for each Contribution.

5.	Name of the official, political party or PAC to whom you made the Contribution?

6.	Date and amount (or description) of the Contribution?

7.	Office held or sought by the official, if applicable?

Employee Name:

9 “Contribution” means (i) any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.

10 “Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.

11 “Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

Employee Signature:

Date:

Chief Compliance Officer Signature

EXHIBIT K
REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE

Employee:

Date	Name of Security	Account	Quantity	Approx Price	Symbol or CUSIP	Purchase or Sale

The Employee submitting this request understands and specifically represents as follows:*

(a)	I have no inside information relating to the above-referenced issuer(s);

(b)	I have not had any contact or communication with the issuer(s) in the last 6 months;

(c)	I am not aware of any conflict of interest this transaction may cause with respect to any Client account and I am not aware of any Client account trading activity that may have occurred in the issuers of the above referenced securities during the past [four] trading days or that may now or in the near future be contemplated;

(d)	If approval is granted, it is only good for one day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and

(e)	The securities are not being purchased in an initial public offering or private placement.

*If for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

☐ APPROVED

☐ DENIED

Employee Signature:	Date:

Reviewed By:		Date:
Name:

EXHIBIT L
GIFT AND ENTERTAINMENT APPROVAL FORM12

Requested By:	Date of Request:

Payor[13]:

Purpose and location or description of gift (if applicable):

Attendees[14]:

Amount[15]:

Date of Event:

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts:	Entertainment:

Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

☐ Approved          ☐ Denied

Name of Compliance Officer	Date

Signature of Compliance Officer

12 Other than routine entertainment (such as business meals) valued less than approximately $[1000.00] or gifts valued less than $[200.00], advance approval of all entertainment and business gifts, given or received, is required, and any available supporting documentation must be provided.

13 Be Specific-i.e. name and type (such as broker- dealers, RIAs, industry association, individuals, etc.); describe any contractual or other relationship between the payor and the payee. Please complete a different form for each payor.

14 Indicate any relationship to the payor.

15 Include breakdowns, including any amounts paid for travel and accommodations.

EXHIBIT M
FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM

Name of Recipient:

Recipients relationship to Foreign government/entity:

Describe Gift/Entertainment:

What is the approximate value of the gift/entertainment?	$

Have you given anything of value to the recipient previously?	☐ Yes	☐ No

If yes, date of last gift/approximate value:	$

Employee Name:

Employee Signature	Date

CCO APPROVAL/NOTIFICATION

CCO Signature	Date

CCO Name

☐☐

EXHIBIT N
CROSS-TRADE REQUEST FORM

Tidal Investments LLC (the “Adviser”) will only engage in cross transactions when the transaction is in the interests of, and consistent with the investment objectives and policies of, both Client accounts involved in the transaction. It is the Adviser’s policy to effect all cross transactions in the most equitable and fair manner for all Clients involved. Any cross transaction between the Client accounts must be effected for cash consideration at the current market price of the security, based on current sales data relating to transactions of comparable size for the same security. If no comparable sales data are available on the day in question, then the cross transaction shall be effected at the mid-market price based upon relevant bid/ask quotes determined on the basis of reasonable inquiry.

Proposed Transaction

Proposed Trade Date:

Issuer name (full legal name):

Type of Security:

Class/Series (if applicable):

Ticker Symbol or ‘Private’:

CUSIP (if applicable):

Number of Shares or Principal Amount:

Price/Unit (must attach price support):

Name of Purchasing Account (Buyer):

Name of Selling Account (Seller):

EXHIBIT N

Rationale for Proposed Transaction

In reaching the decision to pursue the Proposed Transaction, both the _________________ Fund, the _________________________ Fund and the Company considered a number of factors, including, those set forth below.

a.	Rebalancing	☐

b.	Raise Cash in Sellers Account	☐

c.	Compliance	☐

d.	Other (please explain below)	☐

Rationale for Sale by Seller:

Rationale for Purchase by Buyer:

Conclusion

__________________________ Fund, the __________________________ Fund and the Company have carefully considered the forgoing factors and believe that the financial terms of the Proposed Transaction will, in their good faith judgment, be fair to both the _____________________ Fund and the ____________________ Fund and on terms no less favorable than the terms on which an unaffiliated third party would be willing to purchase or sell the above named security.

Neither, the _____________________ Fund, the ________________________ Fund the Company nor their affiliates will receive any commissions, brokerage fees or other remuneration in connection with the Proposed Transaction.

EXHIBIT N

The undersigned hereby certifies as follows (initial next to each below certification):

a. The above transaction will be a purchase or sale for no consideration other than cash payment against prompt delivery of the security.

b. The transaction will be consistent with the investment objective and policies
For Seller
For Buyer
c. No brokerage commission, fee (except for customary transfer fee) or other remuneration will be paid in connection with the transaction.
d. Pricing support is attached.

APPROVAL:

Portfolio Manager – Seller*	Portfolio Manager – Buyer*

Name:	Name:

Date:	Date

*If both the Seller and the Buyer have the same portfolio manager, a second portfolio manager must sign off on the transaction by signing this Form.

CCO APPROVAL:

Tidal Investments LLC

By:

Name:
Title:	Chief Compliance Officer
Date:

EXHIBIT N - Attachment

PRICING SUPPORT FOR CROSS-TRADE REQUEST FORM

Issuer name (full legal name):

Type of Security:

Class/Series (if applicable):

Ticker Symbol or ‘Private’:

CUSIP (if applicable):

Number of Shares or Principal Amount:

Name of Purchasing Account (Buyer):

Name of Selling Account (Seller):

Terms

Date and Time of Price Determination:

Date and Time of Transaction (Trade):

Current Independent Market Price: The undersigned hereby certifies that the market price of the security was determined from one of the independent sources below (select one source and complete the accompanying information).

☐	Consolidated Transaction Reporting System—NMS Stock[16]

	Last Sale:	$	or

	Average of Highest Bid/Lowest Offer:	$

Source (attached print-out of screen):

[16]	Generally, an “NMS stock” is an equity security listed and registered or admitted to unlisted trading privileges on a national security exchange, or any registered equity security for which quotation information is disseminated in the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) for which transaction reports are required to be made on a real-time basis pursuant to an effective transaction reporting system.

EXHIBIT N - Attachment

☐	Foreign Exchange

	Last Sale:	$	or

	Average of Highest Bid/Lowest Offer:	$

Source (attached print-out of screen):

☐	NASDAQ Level 1 System

	Average of Highest Bid/Lowest Offer:	$

Source (attached print-out of screen):

☐	OTC and Other Security Transaction (Must use three independent sources and include print-out of screens of each)

Source 1:
Bid: $____________
Offer: $__________

Source 2:
Bid: $____________
Offer: $__________

Source 3:
Bid: $____________
Offer: $__________

Average of Highest Bid/Lowest Offer:	$______________________

APPROVAL:

Portfolio Manager – Seller*	Portfolio Manager – Buyer*

Name:	Name:
Date:	Date

EXHIBIT O
TRADE ERROR FORM

Date Error occurred:

Date Error identified:

Trader:

Account or Fund(s):

Issuer/Security Name:

Symbol:

Buy/Sell/Short/Cover:

Price:

Error Type:	Wrong Quantity

Wrong Transaction Type

Wrong Security

Other (provide Details)

Description of the Error:

Corrective Action Taken:

Employee Signature:	Date:

Reviewed By:	Date:
Name:

EXHIBIT P
FORM OF COMPLIANCE WITH RULE 10F-3 UNDER THE 1940 ACT

1.	Adviser:	Tidal Investments LLC

2.	Fund:

3.	Security Description:

4.	Underwriter from whom purchased:

5.	Date of Purchase:

6.	Date of Settlement:

7.	Date Offering Commenced:

8.	Purchase Price:

9.	Offering price at close of first day on which any sales were made:

10.	Commission, Spread or Profit:

	YES	NO

The securities are either (i) part of a registered public offering; (ii) municipal securities; (iii) securities offered through an Eligible Foreign Offering; or (iv) securities offered through an Eligible Rule 144A Offering.

	☐	☐

The securities to be purchased are either (i) purchased at not more than the offering price prior to the end of the first full business day after the issuance or (ii) offered for subscription upon the exercise of rights and were purchased on or before the fourth day preceding the day on which such rights expire.

	☐	☐

The securities are offered in a firm commitment underwriting.	☐	☐

EXHIBIT P

	YES	NO

Underwriter’s commission, spread or profit is reasonable and fair compared to similar securities sold during a comparable period of time.	☐	☐

The securities either (i) are not municipal securities and the issuer has been in continuous operation for at least three years or (ii) are municipal securities that are sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time, and the securities are either (i) subject to no greater than moderate credit risk; or (ii) if the issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in operation less than three years, the securities are subject to a minimal or low amount of credit risk.

	☐	☐

The securities purchased (in aggregate for all investment companies advised by Advisor) do not exceed 25% of the principal amount of the offering. (Except Rule 144A Offerings)	☐	☐

The Eligible Rule 144A Securities purchased (in aggregate for all investment companies advised by the Advisor) do not exceed the principal amount of the offering sold by the underwriter plus the principal amount of any concurrent public offering.

	☐	☐

The securities purchased (in aggregate for all investment companies advised by Advisor) do not exceed 25% of the principal amount of the offering. (Except Rule 144A Offerings)	☐	☐

The securities are not being purchased directly from an affiliated person of the Trust (or other affiliate thereof) and if the seller is a syndicate manager, none of the foregoing will receive any credit, compensation, allocation, or other benefit from the transaction.

	☐	☐

Tidal Investments LLC

By:

Name:

Title:	Chief Compliance Officer

Date:

EXHIBIT Q
IDENTIFICATION OF “COVERED PERSONS” PURSUANT TO RULE 506(D)

Name of Issuer/Sponsor:

Rule 506 under the Securities Act of 1933 has been amended to include “bad actor” disclosure and disqualification requirements in Rule 506(d) and (e) as of September 23, 2013. In order to determine your obligations under Rule 506(d) and (e), you must first identify all “covered persons” associated with the Issuer under Rule 506 – those persons associated with the Issuer whose actions and regulatory history must be evaluated to determine potential disclosure and disqualifications under Rule 506(d) and (e). You should fill in each blank below with the appropriate parties who come under each category. When you have completed each blank space, you will have a complete list of “covered persons” to which you should send the included “bad actor” questionnaires.

For your reference, any term that is italicized is defined on page 2.

Predecessor Issuers:

Affiliated Issuers:

Directors of the Issuer:

Executive Officers of the Issuer:

Other Officers of the Issuer Participating in the Offering:

General Partner / Managing Member of the Issuer:

Promoters (in addition to the parties above, if any):

Investment Manager:

EXHIBIT Q

Paid Solicitors (Broker-Dealers and Finders):

Beneficial Owner(s) of 20% or More of the Issuer’s Voting Securities:

DEFINITIONS

Affiliated Issuer means an issuer who is (i) in control of the subject issuer or (ii) under common control, together with the subject issuer, by a third party that controlled the affiliated issuer.

Commission means the U.S. Securities and Exchange Commission.

Executive Officer means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the issuer. Executive officers of subsidiaries may be deemed executive officers of the issuer if they perform such policy making functions for the issuer.

Participating in the offering can encompass, but is not limited to, activities such as participation or involvement in due diligence activities related to the offering, involvement in the preparation of disclosure documents, and communications with the issuer, prospective investors or other offering participants. Whether activities are considered participating in the offering is a question of fact.

Promoter includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, ten percent or more of any class of securities of the issuer or ten percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph if such person does not otherwise take part in founding and organizing the enterprise.

Solicitor means any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sales of securities in the offering.

Voting securities has not been specifically defined by the Commission. The Commission intends such term to be applied based on whether security holders have or share the ability, either currently or on a contingent basis, to control or significantly influence the management and policies of the issuer through the exercise of a voting right. For example, the Commission would consider that securities that confer to security holders the right to elect or remove the directors or equivalent controlling persons of the issuer, or to approve significant transactions such as acquisitions, dispositions or financings, would be considered voting securities. Conversely, securities that confer voting rights limited solely to approval of rights and preferences of the class would not be considered voting securities for these purposes.

EXHIBIT R
“BAD ACTOR” DISQUALIFICATION EVENT QUESTIONNAIRE

PURSUANT TO RULE 506(D)

Name of Issuer/Sponsor:

The purpose of this Questionnaire is to obtain information from you in connection with an offering (the “Offering”) of limited partner interests/shares (the “Securities”) by [Fund Name] (the “Partnership”), under Rule 506 of the Securities Act of 1933 (the “Securities Act”) regarding certain convictions, orders, bars or expulsions that could either prevent the Fund’s use of Rule 506 or require disclosure to potential investors.

If your answer to any question below is “Yes,” please provide details in the explanation. Unless otherwise stated, your answers should be given as of the date you sign this Questionnaire. Certain questions are necessarily broad in scope, so if you have doubts regarding whether something should be included in your response, please err on the side of over-inclusion. The Questionnaire provides space after each question for an explanation. Please include a summary of all material facts in the provided space, including but not limited to, as appropriate, (i) the date of the order, conviction, bar, suspension, expulsion or injunction, (ii) the nature of the offense or conviction (including whether it is a felony or misdemeanor), (iii) the sentence received, (iv) the court or authority issuing the order or judgment or imposing the bar or suspension and (v) the dates for which the bar, suspension or expulsion is or will be in effect. If any response does not fit in the allotted space, please continue your explanation in the “Continuation Page”. The Fund may have additional follow-up questions for you in connection with your responses. Note that certain terms used in this Questionnaire, which first appear in italics, have technical meanings and are defined in the “Definitions Page”.

Notes:

**Please answer every question**

Please complete this Questionnaire and return it as soon as possible to the CCO at Tidal Investments LLC, Investment Operations Center, 898 N. Broadway, Suite 2 Massapequa, NY 11758

PLEASE RETURN YOUR SIGNED QUESTIONNAIRE AS SOON AS POSSIBLE

EXHIBIT R

(a)	Name, Address, Telephone Number and Email

Your full name (name of the entity if not an individual):

Please provide all previous, assumed, “doing business as,” or fictitious names or aliases:

Business Address:

Business Telephone:

E-Mail Address:

Home Address:

Home Telephone:

E-Mail Address:

(b)	Have you been convicted, within the past ten years (or five years, in the case of the Partnership’s affiliated issuers), of any felony or misdemeanor:

●	in connection with the purchase or sale of any security;

●	involving the making of any false filing with the SEC; or

●	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

☐ Yes. If yes, please explain:

☐ No.

(c)	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that currently restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

●	in connection with the purchase or sale of any security;

●	involving the making of any false filing with the SEC; or

●	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes. If yes, please explain:

☐ No.

(d)	Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that currently bars you from:

●	association with an entity regulated by such commission, authority, agency or officer;

●	engaging in the business of securities, insurance or banking; or

●	engaging in savings association or credit union activities; or

●	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?

☐ Yes. If yes, please explain:

☐ No.

(e)	Are you subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that currently:

●	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

●	places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or

●	bars you from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes. If yes, please explain:

☐ No.

(f)	Are you subject to any order of the SEC, entered within the past five years, that, currently orders you to cease and desist from committing or causing a violation or future violation of:

●	any scienter-based anti-fraud provision of the federal securities laws, including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

●	Section 5 of the Securities Act.

☐ Yes. If yes, please explain:

☐ No.

(g)	Are you currently suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes. If yes, please explain:

☐ No.

(h)	Have you filed (as a registrant or issuer), or were you named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes. If yes, please explain:

☐ No.

(i)	Are you subject to a United States Postal Service false representation order entered within the past five years, or are you currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes. If yes, please explain:

☐ No.

(j)	Are you the subject of any ongoing proceeding, arbitration, action, indictment or charge that if resolved against you or such person could result in a “yes” answer to any of the above questions?

☐ Yes. If yes, please explain:

☐ No.

(k)	If you responded “yes” to any of the questions above, have you obtained a waiver from disqualification under Rule 506(d) either (i) from the SEC or (ii) from the court or regulatory authority that entered the relevant order, judgment or decree?

☐ Yes. If yes, please explain. In your explanation, please include (i) the party which granted such waiver and (ii) the date such waiver was granted.

☐ No.

The undersigned understands and acknowledges that the Limited Partnership will rely upon the information provided in this Questionnaire. The undersigned acknowledges that the SEC may require the Limited Partnership to disclose the information provided in this Questionnaire to potential investors and consents to such disclosure. The undersigned agrees to immediately notify the Limited Partnership in writing (by email or fax notice to the person identified on the cover of this Questionnaire) if any information furnished in this Questionnaire becomes inaccurate, incomplete or otherwise changes after the date listed below (including but not limited to in the status of the information reported herein any new relationships that may develop in the future) and to furnish any supplementary information that may be appropriate as a result of any developments. The undersigned certifies that the information contained in this Questionnaire is true, correct and complete, to the best of the knowledge and belief of the undersigned after a reasonable investigation, as of the date listed below.

If this Questionnaire is being completed by an investor in the Limited Partnership, such investor acknowledges and agrees that to the extent such investor answers in the affirmative to any of the above questions and holds, or the firm anticipates that the investor will likely hold, 20% or more of the Partnership’s outstanding voting equity securities based on voting power (the “20%

Threshold”), the Limited Partnership may take any of the following actions: (i) compulsorily withdraw such investor’s limited partner interests in an amount such that the investor’s limited partnership interests will not equal or exceed the 20% Threshold or (ii) convert such investor’s limited partner interests to non-voting limited partner interests only in an amount to cause such investor’s limited partnership interests that are voting securities not to equal or exceed the 20% Threshold.

Signature:

Date:

Printed Name of the Signatory

Title and Representative Capacity of the Signatory (if applicable)

Name of Person on Completing Questionnaire

Definitions

“Affiliated” means a person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, another person or entity.

“Compensated Solicitor” means any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of Securities.

“Executive Officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the issuer, including executive officers of an affiliate of the issuer if such executive officers perform policy making functions for the relevant entity. Executive officers of subsidiaries may be deemed executive officers of the parent if they perform policy making functions for the parent.

“Final Order” means a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under the Securities Act of 1933 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency. An order may still be subject to appeal and still be deemed to constitute a “final order.”

“Participating in the Offering” can encompass, but is not limited to, activities such as participation or involvement in due diligence activities related to the offering, involvement in the preparation of disclosure documents, and communications with the issuer, prospective investors or other offering participants. Whether activities are considered participating in the offering is a question of fact.

“SEC” means the U.S. Securities and Exchange Commission.

“You” means the person identified on the signature page of this Questionnaire. If you are a compensated solicitor, “you” means the person identified on the signature page along with (i) the compensated solicitor’s directors, executive officers and any other officers participating in the offering, (ii) any of the compensated solicitor’s general partners or managing members, and (iii) any directors, executive officers and any officers participating in the offering of such general partner or managing member. Any responses for persons described in (i), (ii) or (iii) above should be made after due inquiry and any explanation provided should identify the person that was the subject of the conviction, order, suspension, bar, expulsion or injunction.